As filed with the Securities and Exchange Commission on April 19, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BELLUS HEALTH INC.

(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Armand-Frappier Blvd. Laval, Québec Canada	H7V 4A7
(Address of Principal Executive Offices)	(Zip Code)

Stock Option Plan

(Full title of the plan)

C T Corporation System

1015 15th Street, NW

Suite 1000

Washington, District of Columbia 20005

(Name and address of agent for service)

(202) 572-3111

(Telephone number, including area code, of agent for service)

Copy to:

Ramzi Benamar BELLUS Health Inc. 275 Armand-Frappier Blvd. Laval, Québec Canada (450) 680-4551	Mitchell S. Bloom Danielle Lauzon Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 022110 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act	☐

INCORPORATION by reference of contents

of registration statement on form s-8

This Registration Statement is being filed by BELLUS Health Inc. (the “Registrant”) for the purpose of registering an additional 3,897,751 common shares issuable pursuant to the Registrant’s Stock Option Plan, as amended (the “Plan”). These additional common shares are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective. The Registrant previously registered common shares for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2019 (File No. 333-233922), as amended by Post-Effective Amendment No. 1, filed with the Commission on April 21, 2020, and Post-Effective Amendment No. 2, filed with the Commission on April 19, 2022, as well as a Registration Statement on Form S-8, filed with the Commission on May 14, 2020 (File No. 333-238274), as amended by Post-Effective Amendment No. 1, filed with the Commission on April 19, 2022. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description
4.1	Amended Stock Option Plan (incorporated herein by reference to Exhibit 4.1 to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-233922) and Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-238274), filed with the Commission on April 19, 2022)
5.1*	Opinion of Davies Ward Phillips & Vineberg LLP
23.1*	Consent of Davies Ward Phillips & Vineberg LLP (included in the Opinion filed as Exhibit 5.1)
23.2*	Consent of KPMG LLP
24.1*	Powers of Attorney (included on the signature pages to this registration statement)
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Québec, Canada, on April 19, 2022.

BELLUS Health Inc.

By:	/s/ Ramzi Benamar
Name: Ramzi Benamar
Title: Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roberto Bellini and Ramzi Benamar, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on April 19, 2022.

Signature	Title

/s/ Roberto Bellini	Chief Executive Officer and Director (Principal Executive Officer)
Roberto Bellini

/s/ Ramzi Benamar	Chief Financial Officer (Principal Financial and Accounting Officer)
Ramzi Benamar

/s/ Francesco Bellini	Chairperson of the Board of Directors
Francesco Bellini

/s/ Youssef L. Bennani	Director
Youssef L. Bennani

/s/ Franklin M. Berger	Director
Franklin M. Berger

/s/ Clarissa Desjardins	Director
Clarissa Desjardins

/s/ Pierre Larochelle	Director
Pierre Larochelle

/s/ Joseph Rus	Director
Joseph Rus

/s/ William Mezzanotte	Director
William Mezzanotte

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of BELLUS Health Inc. in the United States, in the City of Newark, State of Delaware, on April 19, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director